Exhibit 99.1

Kinetik Announces the Sale of Its Equity Interest in EPIC Crude Holdings, LP

September 2, 2025

HOUSTON & MIDLAND, Texas—(BUSINESS WIRE)— Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today announced it has entered into a definitive agreement to divest and directly transfer its 27.5% equity interest in EPIC Crude Holdings, LP (“EPIC Crude”), an affiliate of EPIC Midstream Holdings LP, to a wholly owned subsidiary of Plains All American Pipeline, L.P. and Plains GP Holdings (collectively “Plains”) for approximately $500 million in net upfront cash and an additional $96 million contingent cash payment due should a capacity expansion of EPIC Crude be formally sanctioned (“Contingent Consideration”). The transaction terms imply an upfront valuation for 100% of EPIC Crude at $2.85 billion and $350 million for the Contingent Consideration.

“The transaction represents a compelling opportunity to advance our commitment to maximize long-term shareholder value by recycling proceeds from non-core asset sales to attractive growth projects and potential acceleration of shareholder returns,” said Jamie Welch, Kinetik’s President & Chief Executive Officer.

The cash proceeds will be used for general corporate purposes.

The transaction is expected to close by early 2026, subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Advisors

Vinson & Elkins LLP served as legal counsel to Kinetik.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, expansion projects and timing thereof, and future operations, and financial guidance; growth opportunities; the amount and timing of future shareholder returns; the Company’s projected dividend amounts and the timing thereof; the amount and timing of future share repurchases; the Company’s leverage and financial profile; and the consummation of the EPIC Crude Divestiture and timing thereof, expected results of the transaction discussed herein, including reinvestment in new projects and the returns thereon. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.

Kinetik Investors

Alex Durkee

(713) 574-4743

investors@kinetik.com

Source: Kinetik Holdings Inc.